UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Date of Report (Date of earliest event reported)) June 23, 2015 (June 19, 2015)

 DELTA TUCKER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1700 Old Meadow Road, McLean, Virginia 22102 (571) 722-0210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2015, Delta Tucker Holdings, Inc. (the “Company”), the parent of DynCorp International, announced that the Board of Directors of the Company appointed Mr. Lewis Von Thaer, 54, as the new Chief Executive Officer (“CEO”) effective July 6, 2015. The former Interim CEO, Mr. James Geisler, has been appointed the role of non-executive Chairman of the Company’s Board of Directors.
Mr. Von Thaer most recently served as president of the National Security Sector at Leidos Inc., responsible for leading the efforts in intelligence, surveillance, reconnaissance, cyber, logistics, and systems solutions. Prior to joining Leidos in 2013, Mr. Von Thaer was president of General Dynamics Advanced Information Systems and corporate vice president of General Dynamics Corporation. He also previously served as senior vice president of operations for General Dynamics Advanced Information Systems and was responsible for performance and acquisition integration throughout the enterprise. Until November 2003, Mr. Von Thaer served as General Dynamics Corporation's vice president and general manager of the company's Surveillance and Reconnaissance Systems strategic business unit. Mr. Von Thaer joined General Dynamics Corporation as vice president of engineering and chief technical officer when his previous employer, the Advanced Technology Systems division of Lucent Technologies, was acquired. He served as senior vice president for Advanced Technology Systems, responsible for all government programs, engineering, manufacturing, quality, contracting, and procurement. Mr. Von Thaer had worked at Lucent Technologies and its predecessor, AT&T Bell Laboratories, since 1983. Mr. Von Thaer holds a bachelor's degree in electrical engineering from Kansas State University and a master's degree in electrical engineering from Rutgers University. He serves as a member of the Defense Science Board, National Intelligence University Foundation, National Defense Industry Association and is a member of the Executive Leadership Team for the American Heart Association’s annual Heart Walk.
On June 19, 2015 DynCorp International LLC (“DI”) and Mr. Von Thaer entered into an Employment Agreement (the “Employment Agreement”) dated as of June 15, 2015 which is attached hereto as Exhibit 10.31 where the terms of his employment as Chief Executive Officer of DI were established. The summary description of the Employment Agreement that follows is qualified in its entirety by reference to the Employment Agreement.
Pursuant to the Employment Agreement, Mr. Von Thaer will receive an annual base salary of $800,000, payable in accordance with customary payroll practices of the Company. Mr. Von Thaer will be eligible to receive an annual bonus with a target amount of 100% of his base salary based on the achievement of specific performance targets as determined by the Board of Directors (“Performance Targets”). Failure to achieve the Performance Targets may result in no bonus being paid. Performance above the Performance Targets may result in a bonus in excess of the target amount. For calendar year 2015, Mr. Von Thaer's annual bonus will be guaranteed to be no less than 100% of his base salary. Mr. Von Thaer will receive a one-time, lump sum signing bonus of $500,000, less applicable taxes, deductions and withholdings, subject to signing a separate repayment agreement requiring repayment of the bonus in full if Mr. Von Thaer resigns or is terminated for Cause prior to July 6, 2016.
Mr. Von Thaer will also be eligible to receive a supplemental transition bonus, subject to his continued employment, according to the following schedule: $750,000 - payable on or about July 6, 2016; $750,000 - payable on or about July 6, 2017; and $1,500,000 - payable on or about July 6, 2018. In the event of a change of control of the Company prior to July 6, 2018, Mr. Von Thaer shall be eligible to receive all unpaid payments of the supplemental transition bonus, provided he is employed by the Company on the date of the change of control.
Mr. Von Thaer will be eligible to participate in the Company’s deferred compensation benefits plan upon the terms set forth therein. Under the deferred compensation benefits plan, Mr. Von Thaer will be eligible to receive a cash payment equal to 50% of his base salary calculated as a percentage of his annual base salary at the beginning of the relevant performance period. The first award Mr. Von Thaer will be eligible to receive is for the performance period ending December 31, 2016, and the second is for the performance period ending December 31, 2017.
Mr. Von Thaer will be eligible to participate in the Company's equity incentive plan. The terms for Mr. Von Thaer will be established by the Company within thirty (30) days of his hire date and shall vest based upon time and performance requirements. The grant shall be made pursuant and subject to the terms and conditions established within the Company's equity incentive plan.

Subject to the Employment Agreement, Mr. Von Thaer will be eligible to receive the following severance payments:  (i) an amount equivalent to his then annual base salary (less applicable payroll deductions) paid in installments as set forth in the Employment Agreement; (ii) the unpaid portion of the bonus, if any, relating to the calendar year prior to the calendar year of his termination paid at the same time as other executives remaining at the Company are paid their bonus, and (iii) an amount equal to his target bonus in the year of termination (calculated as if the Company had met the performance targets set by the Board of Directors for that year) provided, however, that such target bonus shall be paid at the same time as other executives remaining at the Company are paid, but in no event later than 60 days following the completion of the Company’s audited financial statements for the year in which his employment is terminated; (iv) reimbursement on a monthly basis, beginning on the 60th day following the termination date, of the cost of continuation coverage of group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for a maximum of twelve (12) months following the termination date to the extent he elects such continuation coverage and is eligible and subject to the terms of the plan and applicable law; provided that if he becomes eligible to receive coverage from a new employer he shall cease to be entitled to such reimbursement; (v) any other unpaid accrued benefits.
The term of the Employment Agreement shall end on the death or Disability. In such event, in addition to (i) any earned but unpaid base salary through the termination date, (ii) any accrued but unpaid paid time off payable in accordance with applicable Company policy, (iii) any reimbursable business expenses incurred, but not yet reimbursed to Mr. Von Thaer through the termination date, (iv) any benefits earned through termination date in accordance with the terms of the Company’s employee benefit plans or programs, Mr. Von Thaer (or his estate or representative, as applicable) shall be paid the bonus earned in respect of the prior completed fiscal year, if not yet paid; provided, however, that such bonus shall be paid on the same date that the Company pays other bonuses for such fiscal year.
The material terms “Cause”, “Disability”, and “Good Reason” are defined in the Employment Agreement attached as an exhibit to this Form 8-K.
Mr. Von Thaer is subject to certain restrictive covenants and obligations including confidentiality, non-solicitation, noncompetition, and non-disparagement provisions during the term of his employment and for a specified time following termination of his employment.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:
The following exhibits are furnished herewith:

10.31	Employment Agreement between DynCorp International LLC and Lewis Von Thaer.

99.1	Press Release dated June 22, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2015	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer